EXHIBIT 21

                              HILLS BANCORPORATION

                         SUBSIDIARIES OF THE REGISTRANT


      Name Of Subsidiary                                State Of Incorporation
      ------------------                                ----------------------

Hills Bank and Trust Company                                    Iowa